UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2019

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)
0-15536		23-2428543
(Commission file number)		(IRS employer ID)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code - (717) 747-1519

N/A

(Former name, address and fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On October 8, 2019, the Board of Directors of Codorus Valley Bancorp (the “Company”), the parent company of PeoplesBank, A Codorus Valley Company (the “Bank”) increased the number of its Class B Directors from two to three members, thereby increasing the size of the Company's Board of Directors to nine (9) members, and appointed Craig L. Kauffman to fill the vacancy created by such increase. Mr. Kauffman's appointment as a Class B Director is effective immediately and his term will expire as of the annual meeting of shareholders date in 2022. The Company issued a Press Release, attached as Exhibit 99.1 announcing the appointment of Mr. Kauffman to the Board of Directors of the Company.

Mr. Kauffman is currently employed by the Bank and holds the position of President and Chief Executive Officer and Director. In addition, Mr. Kauffman serves as Executive Vice President and Chief Operating Officer of the Company. He has held these positions since August 2018.

There are no arrangements or understandings between the Company and Mr. Kauffman, or any other persons or entities pursuant to which Mr. Kauffman was selected as Director. In connection with his appointment, Mr. Kauffman will not receive Director compensation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.      Description

99.1	Press release of Codorus Valley Bancorp, dated October 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc. (Registrant)

Date: October 11, 2019	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and Chief
Executive Officer
(Principal Executive Officer)